Registration No.    333-
                                                         -----------------------

     As filed with the Securities and Exchange Commission on August 2, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                       ADVANCED MARKETING SERVICES, INC.
   ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   DELAWARE                              95-3768341-9
          -------------------------------             ------------------
          (State or other jurisdiction of             (IRS Employer
          incorporation or organization)              Identification No.)

          5880 OBERLIN DRIVE, SUITE 400, SAN DIEGO, CALIFORNIA        92121
          ----------------------------------------------------      ----------
          (Address of Principal Executive Offices)                  (Zip Code)


                             1995 STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)

                           Charles C. Tillinghast, III
                      Advanced Marketing Services, Inc.
          5880 Oberlin Drive, Suite 400, San Diego, California 92121
                                 (858) 457-2500
--------------------------------------------------------------------------------
          (Name, address and telephone number of agent for service)

                       Copy to: Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                             350 South Grand Avenue
                       Los Angeles, California 90071-3442


                         CALCULATION OF REGISTRATION FEE

     Title of
    Securities         Amount        Proposed Maximum      Proposed            Amount of
      to be             to be         Offering Price   Maximum Aggregate      Registration
    Registered        Registered*      Per Share**      Offering Price**          Fee
--------------------------------------------------------------------------------------------
  Common Stock,
    par value         1,000,000 shares   $17.853          $17,853,000           $4,714
 $.001 per share
--------------------------------------------------------------------------------------------
                                                  (see footnotes on following page)

                                Page 1 of 24 Pages.

FOOTNOTES
---------

* This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

** The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. With respect to 317,975 shares of Common Stock as to which stock options were granted prior to the date hereof, the registration fee is based on an exercise price per share of $19.95; and with respect to the balance of the shares being registered (consisting of 682,025 shares of Common Stock), the fee is based on a price of $16.825 per share, which is the average of the high and low sale prices of the Common Stock on July 31, 2000, as quoted on the Nasdaq National Market.

      Securities offered and sold under the plan which are the subject of this Registration Statement were also registered by means of Registration Statements on Form S-8, No. 333-01155 and No. 333-59343, filed with the Securities and Exchange Commission on February 22, 1996 and July 17, 1998, respectively (the "Prior Registration Statements"). The number of shares of common stock issuable pursuant to options under the Plan was increased by virtue of (i) a three-for-two stock split on January 17, 2000 to stockholders of record on July 3, 2000 and (ii) a three-for-two stock split on February 1, 1999 to stockholders of record on January 19, 1999. Prospectus documents used in connection with this Registration Statement will also apply with respect to the Prior Registration Statements.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
-------------------------------------------------

            The following documents filed by Advanced Marketing Services, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2000; and

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including without limitation the information set forth under Item 5 of the Company's Report on Form 8-K dated July 25, 1991, filed under Section 13 of the Exchange Act.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES
-----------------------------------

            Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
------------------------------------------------

            Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

            Under its Certificate of Incorporation and Bylaws, the Company is required to indemnify its directors and officers to the fullest extent authorized by Delaware law. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") currently permits indemnification of a corporate officer or director against expenses and other liabilities if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Company, indemnification shall not be made in respect of any claim, issue or matter as to which the officer or director shall have been found liable to the Company unless and only to the extent that the court in which such action was brought determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses (but not other liabilities) as the court shall deem proper. To the extent that a person is successful on the merits or otherwise in defense of certain actions, the Delaware GCL requires the Company to indemnify the person for his actual and reasonable expenses incurred in connection with such defense. Under the Delaware GCL and the Bylaws, the Company may advance expenses of such a person in defending an action, provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Company if it is ultimately determined that the person is not entitled to be indemnified against such expenses. Consistent with such statutory provisions, the Company generally enters into written indemnity agreements with its executive officers and directors.

            In certain circumstances, certain provisions of the General Corporation Law of the State of California (the "California GCL"), including provisions relating to the indemnification of officers and directors, may be applicable to the affairs of the Company to the exclusion of the Delaware GCL. In such event, the Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by California law. The requirements of the California GCL relating to the indemnification of officers and directors are similar in material respects to the requirements of Delaware law described above.

            The provisions of the Delaware GCL and the California GCL relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

            The plan to which this Registration Statement relates requires the Company to indemnify its directors against liabilities, costs and expenses which may be incurred in connection with the administration of the plan, other than liabilities, costs and expenses that result from negligence, bad faith, willful misconduct or criminal acts of such directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
---------------------------------------------

            Not applicable.

ITEM 8.   EXHIBITS
------------------

NUMBER     DESCRIPTION                         METHOD OF FILING
------     -----------                         ----------------
4.1        Certificate of Incorporation, as    Incorporated by reference from
           amended, of the Company             the Company's Report on Form 8-K
                                               for July 25, 1991, filed October
                                               18, 1991

4.2        Bylaws, as amended, of the          Incorporated by reference from
           Company                             the Company's Report on Form 8-K
                                               for July 25, 1991, filed October
                                               18, 1991

4.3        1995 Stock Option Plan, as          Filed herewith
           amended

5.1        Opinion of Hughes Hubbard & Reed    Filed herewith
           LLP

23.1       Consent of Arthur Andersen LLP      Filed herewith

23.2       Consent of Hughes Hubbard & Reed    Contained in Exhibit 5.1
           LLP

ITEM 9.   UNDERTAKINGS
----------------------

(a)  The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 31st day of July, 2000.

                                      ADVANCED MARKETING SERVICES, INC.



                                      By:    /S/  CHARLES C. TILLINGHAST, III
                                           -------------------------------------
                                                  Charles C. Tillinghast, III
                                                  Chairman of the Board



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 31st day of July, 2000.


SIGNATURE                                   CAPACITY
---------                                   --------



/S/ CHARLES C. TILLINGHAST, III             Chairman of the Board and Director
-------------------------------------
        Charles C. Tillinghast, III



/S/ MICHAEL M. NICITA                       Chief Executive Officer and Director
-------------------------------------       (principal executive, financial,
         Michael M. Nicita                  and accounting officer)




/S/ LOREN C. PAULSEN                        Director
-------------------------------------
         Loren C. Paulsen



/S/ ROBERT F. BARTLETT                      Director
--------------------------------------
        Robert F. Bartlett



SIGNATURE                                   CAPACITY
---------                                   --------



/S/ LYNN S. DAWSON                          Director
----------------------------------
          Lynn S. Dawson



/S/ JAMES A. LEIDICH                        Director
----------------------------------
         James A. Leidich



/S/ TRYGVE E. MYHREN                        Director
----------------------------------
         Trygve E. Myhren



/S/ E. WILLIAM SWANSON                      Director
----------------------------------
        E. William Swanson

                                  EXHIBIT INDEX
                                  -------------



NUMBER    DESCRIPTION                    METHOD OF FILING                  PAGE
------    -----------                    ----------------                  ----

4.1       Certificate of                 Incorporated by reference from     --
          Incorporation, as amended,     the Company's Report on Form
          of the Company                 8-K for July 25, 1991, filed
                                         October 18, 1991

4.2       Bylaws, as amended, of the     Incorporated by reference from     --
          Company                        the Company's Report on Form
                                         8-K for July 25, 1991, filed
                                         October 18, 1991

4.3       1995 Stock Option Plan, as     Filed herewith                     11
          amended

5.1       Opinion of Hughes Hubbard      Filed herewith                     21
          & Reed LLP

23.1      Consent of Arthur Andersen     Filed herewith                     23
          LLP

23.2      Consent of Hughes Hubbard      Contained in Exhibit 5.1           --
          & Reed LLP


                                                                     Exhibit 4.3

                       ADVANCED MARKETING SERVICES, INC.

                             1995 STOCK OPTION PLAN


1.    PURPOSE
      -------

      The purpose of the Advanced Marketing Services, Inc. 1995 Stock Option Plan (the "Plan") is to further the interests of Advanced Marketing Services, Inc. (the "Company") and its Subsidiaries by strengthening the desire of employees to continue their employment with the Company and its Subsidiaries and by inducing individuals to become employees of the Company and its Subsidiaries through stock options to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2.    DEFINITIONS
      -----------

      Whenever used herein the following terms shall have the following meanings, respectively:

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      (c) "Committee" shall mean the Stock Option or Compensation Committee appointed by the Board of Directors of the Company, or if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board of Directors of the Company.

      (d) "Common Stock" shall mean the Company's Common Stock, $.001 par value, as described in the Company's Articles of Incorporation, as amended.

      (e) "Company" shall mean Advanced Marketing Services, Inc., a California corporation, or any successor by merger which agrees to assume the Plan.

      (f) "Employee" shall mean in connection with Non-Qualified Options, any director, officer or employee of the Company or any Subsidiary or Parent Corporation of the Company, it being understood that the Committee may in its discretion also grant Options to induce individuals to become and remain as Employees and that such persons, for purposes of receiving Non-Qualified Options hereunder, shall be deemed "Employees." In connection with Incentive Options under this Plan, "Employee" shall mean only employees of the Company or any Subsidiary or Parent Corporation of the Company.

      (g) "Fair Market Value Per Share" of the Company's Common Stock on any date shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031- 2 of the Federal Estate Tax Regulations.

      (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualified as an incentive stock option within the meaning of Section 422 of the Code.

      (i) "Non-Qualified Option" shall mean an Option granted under the Plan which does not qualify as, or is not designated as, an incentive stock option within the meaning of Section 422 of the Code.

      (j) "Option" shall mean an Incentive Option, as defined in Section 2(h) hereof, or a Non-Qualified Option, as defined in Section 2(i) hereof.

      (k) "Optionee" shall mean any Employee who has been granted an Option to purchase shares of Common Stock under the Plan.

      (l) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code.

      (m) "Permanent Disability" shall mean termination of employment with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

      (n) "Plan" shall mean the Advanced Marketing Services, Inc. 1995 Stock Option Plan, as amended.

      (o) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

3.    ADMINISTRATION
      --------------

      (a) The Plan shall be administered by a Committee of at least two Directors of the Company appointed by the Board, each of whom shall be a "disinterested person" for purposes of Rule 16(b)(3) of the Securities and Exchange Commission and may be an "outside director" within the meaning of
Section 162(m) of the Code, or, if there are not at least two such Directors who are willing to serve on the Committee, by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

      (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

      (c) Subject to the provisions of the Plan, the Committee or the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares for which an Option may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

      (d) The Company will indemnify and hold harmless the members of the Board of Directors and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

4.    NUMBER OF SHARES SUBJECT TO PLAN
      --------------------------------

      (a) The stock to be offered under the Plan shall consist of up to 400,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5.    ELIGIBILITY AND PARTICIPATION
      -----------------------------

      (a) The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

      (b) In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and all other plans of the Company and any Subsidiary or Parent Corporation of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000.

      (c) In no event shall the aggregate number of shares of the Company's Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 200,000 shares.

6.    PURCHASE PRICE
      --------------

      The purchase price of each share covered by each Option shall be determined by the Committee; provided, however, that in the case of an Incentive Option such price shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; and provided further that if at the time an Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.    DURATION OF OPTIONS
      -------------------

      The expiration date of an Option and all rights thereunder shall be determined by the Committee; provided, however, that the expiration date of an Incentive Option must be within 10 years from the date on which the Incentive Option is granted, unless at the time the Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, in which case the expiration date of such Incentive Option must be within five years from the date the Incentive Option is granted. In the event the Committee does not specify the expiration date of an Option, the expiration date shall be 10 years from the date on which the Option was granted; provided, however, that if at the time an Incentive Option is granted, the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire five years from the date of grant. Options shall be subject to earlier termination as provided herein.

8.    EXERCISE OF OPTIONS
      -------------------

      An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

9.    METHOD OF EXERCISE
      ------------------

      (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof.

      (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock of the Company. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

      (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.   NON-TRANSFERABILITY OF OPTIONS
      ------------------------------

      No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

11.   CONTINUANCE OF EMPLOYMENT
      -------------------------

      Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his employment by the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.   TERMINATION OF EMPLOYMENT OTHER THAN BY DEATH OR PERMANENT DISABILITY
      ---------------------------------------------------------------------

      Except as the Committee may expressly determine otherwise with respect to any particular Non-Qualified Option granted hereunder:

      (a) If an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate one month from the date on which such Optionee terminates his employment unless such Optionee has been rehired by the Company and is an Employee on such date. During such one month period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his employment and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first month thereof.

      (b) Termination of employment other than by death or Permanent Disability for purposes hereof shall be deemed to take place on the earliest to occur of the following: (i) the Optionee's retirement under the normal retirement policies of the Company or any Subsidiary of the Company; (ii) the date of the Optionee's retirement with the approval of the Committee because of disability other than Permanent Disability; (iii) the date an Optionee receives notice or advice that his employment is terminated; or (iv) the date an Optionee ceases to render his services to the Company or any Subsidiary (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.

13.   DEATH OR PERMANENT DISABILITY OF OPTIONEE
      -----------------------------------------

      Except as the Committee may expressly determine otherwise with respect to any particular Non-Qualified Option granted hereunder, if an Optionee shall die at a time when he is employed by the Company or any Subsidiary or Parent Corporation of the Company or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted to him under this Plan shall terminate six months after the date of his death or termination of employment due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.   STOCK PURCHASE NOT FOR DISTRIBUTION
      -----------------------------------

      Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.   PRIVILEGES OF STOCK OWNERSHIP
      -----------------------------

      No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.   ADJUSTMENTS

      (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the shares of Common Stock subject to issued and outstanding Options under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

      (b) Notwithstanding the provisions of subsection (a) of this Section, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding Option shall terminate; provided, however, that: (i) each Option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall become fully exercisable thirty days before the effective date of such dissolution, liquidation, merger, consolidation or sale of stock or assets in which the Company is not the surviving corporation; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Optionee holding an Option, an option or options to purchase shares of the surviving corporation or acquiring corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option then outstanding under this Plan.

      (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.   AMENDMENT AND TERMINATION OF PLAN
      ---------------------------------

      (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the stockholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of
Section 16 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

      (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

      (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company.

18.   EFFECTIVE DATE OF PLAN
      ----------------------

      This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's stockholders; provided, however, that prior to approval of the Plan by the Company's stockholders, but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining the stockholders' approval of the adoption of the Plan. Notwithstanding the foregoing, stockholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board of Directors.

19.   TERM OF PLAN
      ------------

      No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's stockholders.

                                  AMENDMENT TO
                       ADVANCED MARKETING SERVICES, INC.
                             1995 STOCK OPTION PLAN

      This First Amendment (the "Amendment") to Advanced Marketing Services, Inc. (the "Company") 1995 Stock Option Plan (the "Plan") is made and entered into as of July 23, 1998 with reference to the following:

      WHEREAS, the Board of Directors of the Company duly approved this Amendment on March 1998, subject to stockholder approval; and

      WHEREAS, the Amendment was approved by the stockholders of the Company on July 23, 1998.

      NOW, THEREFORE, the Plan is amended as follows:

      1. Paragraph 4(a) of the Plan is amended and restated in its entirety to read as follows:

            "(a) The stock to be offered under the Plan shall consist of up to 650,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan."

      2. Paragraph 5(c) of the Plan is amended and restated in its entirety to read as follows:

            "(c) In no event shall the aggregate number of shares of the Company's Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 300,000 shares."

      3. In all other respects, the Plan shall remain unchanged and in full force and effect.

                                AMENDMENT NO. 1
                                       TO
                       ADVANCED MARKETING SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

      This Amendment No. 1 to the Advanced Marketing Services, Inc. Employee Stock Purchase Plan (the "Plan") is adopted as of the 19th day of January 1999, with reference to the following. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan.

      WHEREAS, on January 19, 1999 the Board of Directors of the Company approved and announced the declaration of a three-for-two stock split effective February 15, 1999 to stockholders of record at the close of business on February 1, 1999; and

      WHEREAS, Section 18 of the Plan provides that the number of shares of Common Stock authorized for issuance under the Plan, the maximum number of shares each participant may purchase each Offering Period, the Purchase Price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase in the number of issued shares of Common Stock resulting from a stock split; and

      WHEREAS, the Board of Directors of the Company duly approved this Amendment to the Plan on January 19, 1999.

      NOW, THEREFORE, Plan is amended as follows:

      1. Section 7 of the Plan is amended to increase from 850 to 1,275 the number of shares of Common Stock that an Employee is permitted to purchase during any Offering Period.

      2. Section 13(a) of the Plan is amended to increase from 100,000 to 150,000 the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan.

      3. In all other respects the Plan shall remain unchanged and in full force and effect.

                               AMENDMENT NO. 2
                                       TO
                      ADVANCED MARKETING SERVICES, INC.
                             1995 STOCK OPTION PLAN


      This Amendment No. 2 to the Advanced Marketing Services, Inc. 1995 Stock Option Plan (the "Plan") is adopted as of December 10, 1999, with reference to the following. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan.

      WHEREAS, on December 10, 1999 the Board of Directors of the Company approved and announced the declaration of a three-for-two stock split effective January 17, 2000 to stockholders of record at the close of business on January 3, 2000; and

      WHEREAS, Section 16 of the Plan provides that the aggregate number of shares of Common Stock subject to the Plan, the shares of Common Stock subject to issued and outstanding Options under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee, shall be appropriately and proportionately adjusted for any increase in the number of issued shares of Common Stock resulting from a stock split; and

      WHEREAS, the Board of Directors of the Company duly approved this Amendment to the Plan on December 10, 1999.

      NOW, THEREFORE, Plan is amended as follows:

      1. Section 4 of the Plan is amended to increase from 975,000 to 1,462,500 the aggregate number of shares of the Company's Common Stock subject to the Plan.

      2. Section 5(c) of the Plan is amended to increase from 450,000 to 675,000 the aggregate number of shares of the Company's Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan.

      3. In all other respects, the Plan shall remain unchanged and in full force and effect.

                               AMENDMENT NO. 3 TO
                      ADVANCED MARKETING SERVICES, INC.
                             1995 STOCK OPTION PLAN

      This Amendment No. 3 (the "Amendment") to Advanced Marketing Services, Inc. (the "Company") 1995 Stock Option Plan (the "Plan") is made and entered into as of July 27, 2000 with reference to the following:

      WHEREAS, the Board of Directors of the Company duly approved this Amendment on January 20, 2000, subject to stockholder approval; and

      WHEREAS, the Amendment was approved by the stockholders of the Company on July 27, 2000.

      NOW, THEREFORE, the Plan is amended as follows:

      1. Paragraph 4(a) of the Plan is amended and restated in its entirety to read as follows:

            "(a) The stock to be offered under the Plan shall consist of up to 2,462,500 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan."

      2. In all other respects, the Plan shall remain unchanged and in full force and effect.


Dated:  July 27, 2000                     /S/ EDWARD J. LEONARD
                                          --------------------------------------
                                          Edward J. Leonard, Assistant Secretary

                                                                   Exhibit 5.1








                                 August 1, 2000
006254.0200
006254.0224

Advanced Marketing Services, Inc.
5880 Oberlin Drive, Suite 400
San Diego, California  92121


            Re:   REGISTRATION STATEMENT ON FORM S-8
                  ----------------------------------

Gentlemen:

      We have represented Advanced Marketing Corporation, Inc., a Delaware corporation (the "Company"), as special securities counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), issuable upon exercise of stock options granted under the Advanced Marketing Services, Inc. 1995 Stock Option Plan (the "Plan"). The Shares are being registered by the Company on a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement").

      As such special securities counsel, and for the purpose of rendering this opinion, we have reviewed such corporate records and other documents as we have deemed necessary, including, but not limited to, the following:

      (a)   Articles of Incorporation, as currently in effect, of the Company;

      (b)   Bylaws, as currently in effect, of the Company;

      (c)   The Plan, as amended to date;

      (d) Certain resolutions adopted by the Board of Directors and the Shareholders of the Company and related documents adopting and approving the Plan; and

      (e) The Registration Statement, in the form proposed to be filed with the Commission under the Act, together with exhibits to be filed in connection therewith and the form of Prospectus related thereto.

Advanced Marketing Services, Inc.
August 1, 2000
Page 2



      In addition, we have consulted with officers and other representatives of the Company and have obtained such representations with respect to such matters of fact as we have deemed necessary or advisable; however, we have not necessarily independently verified the content of factual statements made to us in connection therewith or the veracity of such representations. We have assumed without independent verification or investigation (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

      On the basis of the foregoing, such examinations of law and such other information as we have deemed relevant under the circumstances, we are of the opinion as of the date hereof that the Shares, when issued and sold pursuant to the Plan, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

      The law covered by the opinion set forth above is limited to the laws of the State of Delaware.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.


                                    Very truly yours,




                                    HUGHES HUBBARD & REED LLP

                                                                  Exhibit 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 11, 2000, included in Advanced Marketing Services, Inc.'s Form 10-K for the year ended March 31, 2000, and to all references to our Firm included in this registration statement.




                                          ARTHUR ANDERSEN LLP


San Diego, California
July 25, 2000